Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2024, relating to the financial statements and supplemental schedule of the GE Retirement Savings Plan (subsequently renamed GE Aerospace Retirement Savings Plan), appearing in the Annual Report on Form 11-K of the GE Retirement Savings Plan for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 3, 2025